Exhibit 10.7

WHEN RECORDED, RETURN to:

Gusrae Kaplan Nusbaum PLLC

120 Wall Street, 25th Floor

New York, NY 10005

Attention: Lawrence G. Nusbaum, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS, FIXTURE FILING AND

SECURITY AGREEMENT

TRUSTOR:	Icagen-T, Inc.

TRUSTOR’S MAILING	2090 E. Innovation Park Drive
ADDRESS:	Oro Valley, Arizona 85755

BENEFICIARY:	GPB Debt Holdings II, LLC

BENEFICIARY’S MAILING	535 West 24th Street, 4th Floor
ADDRESS:	New York, New York 10011

TRUSTEE:	First American Title Insurance Company

TRUSTEE MAILING	2425 E. Camelback Rd. Suite 300
ADDRESS:	Phoenix, Arizona 85016

REAL PROPERTY in Pima County, State of Arizona, described as:

See attached Exhibit A

THIS DEED OF TRUST, ASSIGNMENT OF RENTS, FIXTURE FILING AND SECURITY AGREEMENT (this “Deed of Trust”) is made between the Trustor, Trustee and Beneficiary named above. Trustor irrevocably grants and conveys to Trustee in trust for the sole benefit of the Beneficiary, with power of sale, the above-described Real Property (the “Real Property”), together with and all buildings, improvements and fixtures located thereon or hereinafter erected thereon (collectively, the “Fixtures”), together with the leases, rents, issues, profits, or income thereof (collectively, the “Property Income” and together with the Real Property and the Fixtures, collectively, the “Property”); subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such Property Income; and subject to all covenants, conditions, restrictions, rights-of-way and easements of record.

THIS DEED OF TRUST IS MADE FOR THE PURPOSE OF SECURING: (a) performance of each agreement and obligation of Trustor contained in this Deed of Trust (as such might be properly amended and/or modified after the date thereof and hereof); (b) performance of each agreement and obligation of Trustor (including, but not limited to, all payment obligations including of principal, interest, penalties, liquidated damages, Late Charges (as defined in the $8,000,000 senior secured convertible note of the Trustor in favor of the Beneficiary as set forth below), redemption amounts and/or otherwise) under that certain secured convertible note of ICA-T, in the aggregate original principal amount of $8,000,000, executed by Trustor in favor of Beneficiary (as such might be properly amended or modified after the date thereof); (c) performance of each agreement and obligation of Trustor under that certain Securities Purchase Agreement, dated as of May 15, 2017, by and among, Icagen, Inc., a Delaware corporation (“Icagen”), Trustor and Beneficiary (the “Purchase Agreement”) (as such might be properly amended or modified after the date thereof); (d) performance of each obligation and agreement of Trustor under that certain ICA-T Security and Pledge Agreement for Obligations of ICA-T, dated as of May 15, 2017, executed by Trustor and other parties thereto, in favor of Beneficiary (as such might be properly amended or modified after the date thereof); and (e) the performance of each agreement and obligation of the Trustor under the other Transaction Documents (as defined in the Purchase Agreement) (as any such Transaction Documents might be properly amended or modified after the date thereof) (collectively, the “GPB Senior Note Documents”).

This Deed of Trust is also a security agreement under the Arizona Uniform Commercial Code for all Property which, under applicable law, may be subject to a security interest under the Arizona Uniform Commercial Code, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Trustor hereby grants to Trustee for the benefit of the Beneficiary a security interest in the UCC Collateral. Trustor shall execute and deliver to Trustee, upon Trustee’s or Beneficiary’s request, any and all financing statements, continuation statements and amendments and/or similar and/or related items, in such form as Trustee or Beneficiary may require to perfect, protect, maintain and/or continue to perfect the perfection of this security interest. Without the express prior written consent of the Beneficiary, Trustor shall not directly and/or indirectly create or, permit and/or continue to permit to exist, any lien or security interest in any of the UCC Collateral, other than as created hereby and/or to the extent expressly created by the Sanofi Deed of Trust. Upon default by Trustor in the performance of any agreement and/or obligations secured hereby, Beneficiary shall have all rights and remedies of a secured party under the Uniform Commercial Code, in addition to all rights and remedies provided by this Deed of Trust, the GPB Senior Note Documents and/or existing under applicable law or otherwise. In exercising any of its rights and remedies, Beneficiary may exercise its rights and remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Beneficiary’s other rights and remedies. This Deed of Trust constitutes a financing statement with respect to any part of the Property which is or may at any time and from time to time become a fixture under applicable law.

This Deed of Trust is to be effective, on the date of its recording, as a financing statement filed as a fixture filing. This Deed of Trust covers goods which are or at any time and from time to time to become fixtures and such collateral is related to the real property described in Exhibit A attached hereto. The Trustor is the debtor. A mailing address for the debtor is set forth on the cover page of this Deed of Trust. The Trustor (debtor) is a Delaware corporation. The secured party is the Beneficiary. The mailing address for the secured party is set forth on the cover page of this Deed of Trust.

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TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1.       To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; and do all other acts which from the character or use of the Property may be reasonably necessary

2.       To provide, maintain and deliver to Beneficiary fire, casualty and other insurance policies satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other casualty insurance policy may be applied by Beneficiary toward payment of the obligations and agreements secured hereby, subject only to the obligations of the Grantor to Sanofi as and to the extent expressly set forth in the Sanofi Deed of Trust (defined below); provided, however, that all such insurance proceeds shall not be applied toward such obligations but instead will be made available to Trustor for the repair and restoration of the Property if all of the following conditions are met:

(i)       Trustor shall have delivered written notice to Beneficiary of Trustor’s intention to commence repairs and restoration within fifteen (15) days following the adjustment or settlement of any claim or claims under any insurance policies;

(ii)      No default by Trustor hereunder, or under any of the other GPB Senior Note Documents, shall have occurred and be continuing;

(iii)     All insurance proceeds shall have been deposited with a third party escrow agent (“Escrow Agent”) that is acceptable to Trustor and Beneficiary, in their reasonable discretion, and Escrow Agent will be instructed to disburse such insurance proceeds in accordance with the provisions of this Section 2;

(iv)     Within fifteen (15) days after the deposit of such insurance proceeds with Escrow Agent, Trustor shall have remitted to Escrow Agent an amount necessary (as reasonably determined by a third party architect or general contractor engaged by Trustor), if any, to pay the difference between (A) the estimated cost of restoration and repair of the damaged improvements, and (B) the amount of insurance proceeds deposited with Escrow Agent in respect of such damage and destruction;

(v)       Trustor shall have delivered to Beneficiary (A) a budget of all costs of repair and restoration of the damaged improvements, and (B) a construction contract for such repair and restoration work in form and content and with a third party contractor reasonably acceptable to Beneficiary; and

(vi)      All applicable governmental authorities shall have approved the final plans and specifications for repair and restoration of the damaged improvements.

In the event all of the foregoing conditions have been fulfilled, all proceeds so applied to the reconstruction of the damaged improvements shall be disbursed only as repairs or replacements are effected and as continuing expenses become due and payable. After completion of the repair and restoration of the damaged improvements to a condition substantially equivalent to that in effect immediately prior to the casualty event and payment in full of all of the costs of repair and restoration as evidenced by a certificate to such effect signed by Trustor and verified by Trustor’s architect or general contractor, as applicable, any remaining proceeds shall be paid over by Escrow Agent to Trustor. Not in limitation of the foregoing, the lien of this Deed of Trust shall continue to encumber the repaired or replaced improvements in all respects without any new or additional title exceptions or change in lien priority.

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3.       To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee and to pay all costs and expenses of Beneficiary and Trustee, including cost of evidence of title and attorneys’ fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear or be named and in any suit brought by Beneficiary to foreclose this Deed of Trust.

4.       To pay, before delinquent, all taxes and assessments affecting the Property, and to pay, when due, all encumbrances, charges and liens, with interest, on said Property or any part thereof which appear to be prior or superior hereto; all costs, fees and expenses of this Deed of Trust including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance or Deed of Release and Full Reconveyance and all lawful charges, costs and expenses in the event of reinstatement of, following default in, this Deed of Trust or the obligations secured hereby.

If Trustor defaults under this Deed of Trust, the Sanofi Documents (as defined in the Purchase Agreement) and/or any of the other GPB Senior Note Documents and such default remains uncured beyond any express applicable notice and/or expressly stated cure period, then Beneficiary or Trustee, without obligation to do so and without notice to or demand upon Trustor (all of which Trustor hereby expressly waives to the maximum amount permitted by applicable law) and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes: appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel, and pay counsel’s reasonable fees and costs.

5.       To pay promptly upon written demand from Beneficiary or Trustee all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from the date of expenditure at the highest rate as allowed under applicable Arizona law. Any amounts so paid by Beneficiary or Trustee shall become part of the obligations secured by this Deed of Trust and a lien on the Property or shall become immediately due and payable at option of Beneficiary or Trustee. In either event, such amounts shall be in addition to the $8,000,000 aggregate of obligations, accrued interest, Late Charges, liquidated damages, penalties, redemption amounts and other charges due Beneficiary as secured hereby.

6.       To maintain, during the term of this Deed of Trust, in full force, at its own expense, a policy or policies of comprehensive liability insurance, including property damage, written by one or more insurance companies licensed to do business in Arizona, which shall insure both Trustor and Beneficiary against liability for injury to persons or property and for the death of any person occurring in or about the Property.

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7.       To not grant any mining rights with regard to any portion of the Property, to not establish any wells on the Property, and to not construct any improvements on the Property (except as expressly permitted or required in this Deed of Trust) without, in each such instance, the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed.

IT IS MUTUALLY AGREED:

8.       That any award of damages in connection with any condemnation, or any such taking, or for injury to the Property by reason of public use or for damages for private trespass or injury thereto shall be deposited with Escrow Agent and released to Trustor to repair or restore any damage caused to the Property by such condemnation or taking, subject to the same terms and conditions applicable to casualty insurance proceeds in Section 2, above. After completion of restoration of any such damage to the Property and payment in full of all of the costs of restoration, as evidenced by a certificate to such effect signed by Trustor and verified by Trustor’s architect or general contractor, as applicable, any remaining condemnation award shall be paid over by Escrow Agent to Trustor.

9.       That time is of the essence of this Deed of Trust and that, by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

10.       That, at any time or from time to time, and without notice, upon written request of Beneficiary, without liability therefor, without affecting the personal liability of any person for performance of the obligations secured hereby, without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto and without the necessity that any sum representing the value or any portion thereof of the property affected by Trustee’s action be credited on the indebtedness, Trustee may: (a) release and reconvey all or any part of the Property; (b) consent to the making and recording, or either, of any map or plat of the Property or any part thereof; (c) join in granting any easement thereon; and (d) join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge hereof.

11.       If all agreements and obligations secured by this Deed of Trust have been satisfied and performed as so acknowledged in writing by the Beneficiary, then and only in that event, all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly reconveyed of record by Beneficiary in due form at Trustor’s cost. The Property and all right, title and interest conveyed to Trustee hereunder shall be released and conveyed, without covenant or warranty, express or implied. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto”.

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12.       That, as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, commencing on the date of recording hereof and during the continuance of this Deed of Trust, to collect the Property Income, subject to the Sanofi Deed of Trust, reserving to Trustor the right, so long as no default by Trustor in the performance of any obligations secured hereby and/ or under any of the other GPB Senior Note Documents has occurred and is continuing, to collect and retain such Property Income as it becomes due and payable. Upon and during the continuance of any such default, Beneficiary, Trustee and/or any of their respective agents, representatives and/or employees may at any time, without notice, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, sue for or otherwise collect the Property Income in its own name, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any indebtedness, agreement and/or other obligation secured hereby and in any such order and in any such amounts as from time to time Beneficiary may so determine. The entering upon and taking possession of the Property, the collection of the Property Income and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice.

13.       That, upon default by Trustor in the performance of any of its agreements and/or obligations secured hereby, or under any of the GPB Senior Note Documents, Beneficiary shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures and other amounts owed and secured hereby, as may be required by statute to commence foreclosure.

Trustee shall record and give notice of Trustee’s sale and shall sell the Property at public auction, all in the manner required by applicable law. Any persons, including Trustee or Beneficiary, may purchase at such sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. Trustor requests that a copy of any notice of Trustee’s sale hereunder be mailed to Trustor at its address set forth above.

After deducting all costs, fees and expenses of Trustee of exercising the power of sale conferred hereby, including, but not limited to, cost of evidence of title in connection with the Trustee’s sale and reasonable attorneys’ fees (it being agreed that all such amounts shall be in addition to the $8,000,000, plus all accrued interest, Late Charges, liquidated damages, penalties, redemption amounts and other charges due Beneficiary as secured hereby), Trustee shall apply the proceeds of the Trustee’s sale in the manner provided by applicable law. To the extent permitted by applicable law, an action may be maintained by Beneficiary to recover a deficiency judgment for any balance due hereunder.

In lieu of sale, pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property. Beneficiary shall also have all other rights and remedies available to it hereunder and at law or in equity. All rights and remedies shall be cumulative.

14.       That Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor. Beneficiary may appoint a successor Trustee in the manner prescribed by applicable law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor’s title, estate, rights, powers and duties.

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15.       The term Beneficiary shall mean the owner and holder of all of the obligations and agreements secured by this Deed of Trust, whether or not named as “Beneficiary” herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

16.       That Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Except as required by applicable law, Trustee is not obligated to notify any party hereto of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

17.       That the trust relationship created by this Deed of Trust is limited solely to the creation and enforcement of a security interest in real property. All of Trustee’s duties, whether fiduciary or otherwise, are strictly limited to those duties imposed by this instrument and A.R.S.§ 33-801 et seq. and no additional duties, burdens or responsibilities are or shall be placed on Trustee.

18.       This Deed of Trust and the other GPB Senior Note Documents are and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of but only to the extent and in the amount expressly provided in the Deed of Trust and Assignment of Rents, dated as of July 13, 2016 (the “Sanofi Deed of Trust”), between Trustor, Sanofi US Services, Inc., as beneficiary thereunder (“Sanofi”), and the trustee named therein

18.       That this Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

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TRUSTOR:

Icagen-T, Inc.,
a Delaware corporation

DATED: May 15, 2017	By:	/s/ Richard Cunningham
	Name:	Richard Cunningham
	Its:	Chief Executive Officer

STATE OF ___________)
) ss.
COUNTY OF _________)

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this ____ day of May, 2017 by ______________________, the _____________ of Icagen-T, Inc., a Delaware corporation, being authorized to do so.

Notary Public

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EXHIBIT A

LEGAL DESCRIPTION

LOTS 9 AND 10 OF RANCHO VISTOSO NEIGHBORHOOD 3, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, RECORDED IN BOOK 56 OF MAPS, PAGE 65 AND MINOR PLAT CHANGE RECORDED AS DOCKET 13222, PAGE 196.

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